                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Contact:
-------

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW PO Box 3177
Cedar Rapids, IA 52406-3177
Press and Investor Contact: Bryce E. Nemitz
Phone: 319-790-7800  Fax: 319-298-7767
bnemitz@mcleodusa.com
Web Site:  www.mcleodusa.com
           -----------------


                        McLeodUSA Exceeds Expectations
                        ------------------------------

                 Competitive local lines sold up 145 percent;
           Quarterly local lines in service up 98 percent over 1998

CEDAR RAPIDS, Iowa, July 26, 1999 -- McLeodUSA Incorporated (Nasdaq/NMS:MCLD), one of the nation's fastest growing Integrated Communications Providers (ICP), today announced results for second quarter 1999.

     Total revenue reached a new high of $222.7 million for the quarter ended June 30, 1999, an increase of 23 percent over the previous sequential quarter, and up 43 percent from revenue reported in the second quarter of 1998. Competitive telecommunications revenue, which includes all telecommunications revenue except local exchange services, rose 29 percent over the most recent quarter to $142.4 million, up 60 percent over the second quarter of 1998. Private line and data revenues increased to more than $19 million, up 97 percent over the same quarter in 1998. Directory revenues accounted for 25 percent of total revenues for the quarter.

     McLeodUSA also announced continued growth in total local lines in service to 554,700 as of June 30, 1999, adding over 60,000 competitive local lines during the quarter. Competitive lines in service represents a 49 percent increase during the first six months of 1999 over the previous six-month period, and an 80 percent increase over the first half of 1998.

     Quarterly EBITDA (earnings before interest, taxes, depreciation and amortization) was a record $11.1 million compared with EBITDA of $5.6 million in second quarter 1998. "The first half of 1999 has been spectacular for McLeodUSA," said McLeodUSA President and COO Steve Gray. "Operational and financial performance continues to exceed our own expectations, underscoring the strength of our management team. Our ability to attract new customers to McLeodUSA remains solid and growing."

     On April 14, McLeodUSA unveiled its data strategy, designed to enhance its product package and provide high-speed digital access and data services. The announced upgrades will range from basic dial tone transmitted digitally, to high-speed data connections for Intranet and Internet applications. On the same day, the Company announced the addition of five states to its target marketplace: Kansas, Idaho, Montana, Nebraska and Utah.

     On June 1, McLeodUSA announced an agreement to acquire Access Communications Inc. and SJ Investments, Inc. of Salt Lake City, Utah, operating as Access Long Distance. As a result of this transaction, McLeodUSA will gain more than 300 employees, 30,000 customers, and four additional states: Arizona, New Mexico, Oregon and Washington. The geographic expansion to these states increases the

Company's addressable market by 23 percent, spanning 20 states. The Company estimates its ten-year market potential in these 20 states to be as much as $94 billion.

     A two-for-one stock split in the form of a stock dividend was announced on June 30. Stockholders of record on July 12 will receive one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional Class A shares will begin on July 27.

     On July 15, McLeodUSA elected Anne K. Bingaman to its Board of
Directors. Ms. Bingaman served as Senior Corporate Vice-President and founding President of the Local Services Division of LCI International Telecom in 1997 and 1998, completing the roll-out of local services to LCI business customers in 28 major markets. Prior to her tenure at LCI, Ms. Bingaman served as Assistant Attorney General in charge of the Antitrust Division at the U.S. Department of Justice. Ms. Bingaman joins recently elected Board members Roy A. Wilkins and Peter H. O. Claudy to the McLeodUSA Board. "These additions to our Board add both depth and breadth in terms of telecommunications experience," said Chairman and CEO Clark McLeod. "Anne, Roy and Peter add significantly to the 250 years of combined telecommunications experience of our senior management team."

     McLeodUSA Publishing Company announced the acquisition of six directories from J-Mar Publishing of Indian River, Michigan, on July 16. These white and yellow page directories reach an estimated population of 406,000 in northern Michigan. With the addition of these directories, the McLeodUSA book will be delivered to approximately 57 percent of Michigan's total population.

     More recently, McLeodUSA was named to the Federal Communications Commission's National Reliability and Interoperability Council. NRIC is an advisory panel that directly influences FCC policies and decisions regarding network compatibility issues in the industry. To date, McLeodUSA is the only competitive local exchange carrier to serve on the Council.

     On July 22, the Company announced a proposed underwritten offering of 400,000 shares of its Series A Cumulative Convertible Preferred Stock and up to $400 million of its Senior Notes due 2009. McLeodUSA management will begin presentations to potential investors in these securities on Monday, July 26.

     McLeodUSA is a provider of integrated communications services to business and residential customers in 11 Midwest and Rocky Mountain states; nine additional expansion states will be added. McLeodUSA is a facilities-oriented communications provider with 16 switches, 8,500 route miles of fiber optics network, 554,700 local lines, and 7,100 employees. In the next 12 months, our publishing subsidiaries plan to distribute over 21 million copies of competitive directories in 22 states, expected to reach over 36 million people.

     Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is filed with the Securities and Exchange Commission.

                                     # # #

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (In thousands except for per share data)

                                  (UNAUDITED)

                                                                                             Three Months Ended
                                                                                        --------------------------
                                                                                                  June 30,
                                                                                        --------------------------
                                                                                        1999                 1998
                                                                                        ----                 ----
Revenues:
   Telecommunications:
     Local and long distance                                                            $106,370             $64,456
     Local exchange services                                                              19,787              16,610
     Private line and data                                                                19,315               9,786
     Network maintenance and equipment                                                     8,355               7,604
     Other telecommunications                                                              8,346               6,892
                                                                                        --------            --------
       Total telecommunications revenue                                                  162,173             105,348
   Directory                                                                              55,670              45,514
   Telemarketing                                                                           4,819               4,833
                                                                                        --------            --------
           Total revenues                                                                222,662             155,695

Operating expenses
   Cost of service                                                                       113,048              83,068
   Selling, general and administrative                                                    98,528              66,981
   Depreciation and amortization                                                          43,598              21,046
   Other                                                                                      --               1,900
                                                                                        --------            --------
     Total operating expenses                                                            255,174             172,995
                                                                                        --------            --------
     Operating loss                                                                      (32,512)            (17,300)
Non-Operating income (expense)
   Interest income                                                                         6,754               7,821
   Interest (expense)                                                                    (36,216)            (20,410)
   Other                                                                                     563                  98
                                                                                        --------            --------
     Total non-operating income (expense)                                                (28,899)            (12,491)
                                                                                        --------            --------
     Loss before income taxes                                                            (61,411)            (29,791)

Income taxes                                                                                  --                  --
                                                                                        --------            --------
     Net loss                                                                           $(61,411)           $(29,791)
                                                                                        ========            ========

Loss per common share(1)                                                                  $(0.41)             $(0.24)
                                                                                        ========            ========

Weighted average common shares outstanding(1)                                            149,802             125,288
                                                                                        ========            ========

EBITDA                                                                                   $11,086              $5,646
                                                                                        ========            ========

(1) As adjusted for the two-for-one stock split announced June 30, 1999 to be effected in the form of a dividend.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (In thousands except for per share data)

                                  (UNAUDITED)

                                                                                       Three Months Ended
                                                                    ------------------------------------------------------
                                                                    9/30/98         12/31/98        3/31/99        6/30/99
                                                                    --------       ---------       --------       --------

Revenues:
   Telecommunications:
       Local and long distance                                      $ 69,875       $  74,518       $ 81,072       $106,370
       Local exchange services                                        16,791          18,441         17,632         19,787
       Private line and data                                          10,118          11,531         15,111         19,315
       Network maintenance and equipment                               8,964           8,836          8,120          8,355
       Other telecommunications                                        7,099           6,919          5,814          8,346
                                                                    --------       ---------       --------       --------
           Total telecommunications revenue                          112,847         120,245        127,749        162,173
   Directory                                                          30,613          40,785         49,634         55,670
   Telemarketing                                                       5,156           4,474          3,726          4,819
                                                                    --------       ---------       --------       --------
           Total revenues                                            148,616         165,504        181,109        222,662

Operating expenses:
   Cost of service                                                    81,082          84,013         92,459        113,048
   Selling, general and administrative                                63,830          71,352         79,811         98,528
   Depreciation and amortization                                      23,186          25,444         35,110         43,598
   Other                                                               1,775              --             --             --
                                                                    --------       ---------       --------       --------
    Total operating expenses                                         169,873         180,809        207,380        255,174
                                                                    --------       ---------       --------       --------
    Operating loss                                                   (21,257)        (15,305)       (26,271)       (32,512)
Non-operating income (expense):
   Interest income                                                     6,640           6,926          8,260          6,754
   Interest (expense)                                                (19,429)        (23,641)       (29,464)       (36,216)
   Other                                                               1,004             208             (1)           563
                                                                    --------       ---------       --------       --------
     Total non-operating income (expense)                            (11,785)        (16,507)       (21,205)       (28,899)
                                                                    --------       ---------       --------       --------
     Loss before income taxes                                        (33,042)        (31,812)       (47,476)       (61,411)

Income taxes                                                              --              --             --             --
                                                                    --------       ---------       --------       --------
     Net loss                                                       $(33,042)      $ (31,812)      $(47,476)      $(61,411)
                                                                    ========       =========       ========       ========

Loss per common share(1)                                              $(0.26)         $(0.25)        $(0.36)        $(0.41)
                                                                    ========       =========       ========       ========

Weighted average common shares outstanding(1)                        125,910         126,778        132,242        149,802
                                                                    ========       =========       ========       ========

EBITDA                                                              $  3,704       $  10,139       $  8,839       $ 11,086
                                                                    ========       =========       ========       ========

(1) As adjusted for the two-for-one stock split announced June 30, 1999 to be effected in the form of a dividend.

McLeodUSA Selected Statistical Data:

                                                                             6/30/98            3/31/99        6/30/99
                                                                             -------            -------        -------
Sales cities                                                                      64                 74             76

Central offices leased                                                           321                342            357

Switches owned                                                                     7                 15             16

Cities served                                                                    266                408            473

Route miles                                                                    5,573              7,654          8,521

TOTAL
-----
   Local lines in service                                                    344,300            494,700        554,700
     Business                                                                201,300            323,500        370,200
        On-switch / net                                                       29,600             75,200         89,200
     Residential                                                             143,000            171,200        184,500
        On-switch / net                                                       69,100             90,500         96,200

   Local customers                                                           174,600            220,900        242,900
     Business                                                                 37,600             61,700         70,400
     Residential                                                             137,000            159,200        172,500

COMPETITIVE
-----------
   Local lines in service                                                    253,600            395,500        455,600
     Business                                                                176,200            294,400        341,000
        On-switch / net                                                        4,500             46,100         60,000
     Residential                                                              77,400            101,100        114,600
        On-switch / net                                                        3,500             20,400         26,300

   Local line customers                                                      103,200            143,600        165,900
     Business                                                                 30,400             52,600         61,300
     Residential                                                              72,800             91,000        104,600

   Local Lines per business customer                                             5.8                5.6            5.6

   Local Lines sold during quarter                                            32,700             61,700(a)      80,200
     Business                                                                 26,400             46,300         58,800
     Residential                                                               6,300             15,400         21,400

   New Local Lines in service during quarter                                  30,400             89,300(b)      60,100
     Business                                                                 27,000             67,300         46,600
     Residential                                                               3,400             22,000         13,500

ILEC
----
   Local lines in service                                                     90,700             99,200(c)      99,100
     Business                                                                 25,100             29,100         29,200
     Residential                                                              65,600             70,100         69,900

   Local line customers                                                       71,400             77,300         77,000
     Business                                                                  7,200              9,100          9,100
     Residential                                                              64,200             68,200         67,900

(a)  Pro Forma for acquisitions
(b)  Includes 55,300 acquired CLEC lines
(c)  Includes 6,700 acquired ILEC lines